Exhibit 21.1

TechTarget, Inc.

Subsidiaries of the Registrant

Subsidiary Legal Name	Employer ID Number	State/Country Incorporated
BrightTALK, Inc.	20-5121229	Delaware
BrightTALK Limited	NA	United Kingdom
Canalys.com Ltd	NA	United Kingdom
Canalys.com, Inc.	26-2064000	United States
Canalys Economic Information Consulting (Shanghai) Co., Ltd	NA	China
Canalys Pte. Ltd.	NA	Singapore
Canalys Solutions and Experiences Private Ltd(1)	NA	India
E-Magine Médias SAS	NA	France
Industry Dive, Inc.	45-4157966	United States
Industry Dive Limited	NA	United Kingdom
Informa Data Service (Shanghai) Co., Ltd.	NA	China
Informa Intelligence Godo Kaisha	NA	Japan
Informa Intrepid Holdings, Inc.	88-3236231	Delaware
Informa Tech, LLC	84-1969919	Delaware
Informa Tech Germany GmbH	NA	Germany
Informa Tech Holdings Limited	NA	United Kingdom
Informa Tech Korea Co Ltd	NA	Korea
Informa Tech MMS (US) LLC	84-0922160	Colorado
Informa Tech MMS LLC	99-2840720	Delaware
Informa Tech Research Ltd	NA	United Kingdom
Informa Tech (Shanghai) Co., Ltd(2)	NA	China
Informa Tech Taiwan Ltd	NA	Taiwan
Informa Telecoms & Media Ltd.	04-3431964	United Kingdom
Marketworks Datamonitor (Pty) Ltd.	NA	South Africa
Netline Corporation	94-3213164	California
Ovum Pty Ltd	NA	Australia
Scuba Holdings, Inc.	84-2641330	Delaware

Exhibit 21.1

TechTarget Holdings, Inc.	04-3483216	Delaware
TechTarget (Australia) Pty Ltd.	NA	Australia
TechTarget (HK) Limited	NA	Hong Kong
TechTarget Germany GmbH	NA	Germany
TechTarget Limited	NA	United Kingdom
TechTarget Securities Corporation	20-1921630	Massachusetts
TechTarget (Singapore) PTE. Ltd.	NA	Singapore
UBM Tech Research Malaysia Sdn Bhd	NA	Malaysia

For purposes of this list of subsidiaries and except as otherwise noted, TechTarget, Inc. (the “Company”) owns, directly or indirectly, 100% controlling interest in subsidiary operations. With respect to certain subsidiaries, shares of voting securities in the names of nominees and qualifying shares in the names of directors are included in the Company’s ownership percentage.

(1)
99% is owned by Canalys Pte. Ltd. and 1% is owned by Canalys.com Ltd.
(2)
49% is owned by Informa Data Services (Shanghai) Co. Ltd. and 51% is owned by a nominee director.